UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2024

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Issuance of 9.000% Senior Secured Second Lien Notes due 2029

On June 5, 2024, Alta Equipment Group Inc. (“Alta” or the “Company”), completed a previously announced private offering of its 9.000% Senior Secured Second Lien Notes due 2029 (the “Notes”) for $500 million aggregate principal amount. The Notes were sold at a 2.906% discount, resulting in $485.5 million of proceeds to the Company before fees and expenses. The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement among the Company, the guarantors party thereto (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the initial purchasers.

The Notes were issued pursuant to an indenture dated June 5, 2024 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and as collateral agent. The Notes will bear interest at the rate of 9.000% per annum and will mature on June 1, 2029. Interest on the Notes is payable in cash on June 1 and December 1 of each year, beginning on December 1, 2024.

The Company may redeem all or a part of the Notes on or after June 1, 2026 on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to June 1, 2026, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 109.000% of the principal amount of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date. At any time prior to June 1, 2026, the Company may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon a change of control triggering event, as defined in the Indenture, the Company will be required, subject to certain exceptions, to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are guaranteed by the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”) on a second lien, senior secured basis. The Notes will also be guaranteed by each of the Company’s existing and future domestic subsidiaries that becomes a borrower or guarantor under the Company’s or the Guarantors’ indebtedness, including the Credit Agreements (as defined below), amended and restated concurrently with the closing of the Notes offering. The Notes and the Guarantees are secured, subject to certain exceptions and permitted liens, by second-priority liens on substantially all of the assets of the Company and the Guarantors that secure on a first-priority basis all of the indebtedness under the Company’s asset-based revolving line of credit (“ABL Facility”) and the Floor Plan Facility (as defined below) and certain hedging and cash management obligations, including, but not limited to, equipment, fixtures, inventory, intangibles and capital stock of the Company’s restricted subsidiaries now owned or acquired in the future by the Company or the Guarantors.

Pursuant to an intercreditor agreement between the collateral agent of the Notes and the administrative agent under each of the ABL Facility and the Floor Plan Facility (the “Intercreditor Agreement”), the liens securing the Notes are expressly made junior in priority to all liens that secure the ABL Facility, the Floor Plan Facility and all future first-priority lien debt, including any indebtedness incurred to replace or refinance the ABL Facility or the Floor Plan Facility in accordance with the terms of the Indenture. Pursuant to the Intercreditor Agreement, the second priority liens securing the Notes may not be enforced at any time when any obligations with respect to first-priority lien debt are outstanding, subject to certain limited exceptions. The holders of first-priority lien debt will receive all proceeds from any realization on the collateral up to a cap as set forth in the Intercreditor Agreement.

The Securities rank senior in right of payment to any of the Company’s or the Guarantors’ existing and future subordinated indebtedness; rank equally in right of payment with all of the Company’s or the Guarantors’ existing and future senior indebtedness that is not expressly subordinated by the Securities, including the ABL Facility and the Floor Plan Facility; are effectively senior to all of the Company’s or Guarantors’ existing and future unsecured indebtedness; and are effectively subordinated to all debt that is secured by the collateral that secures the Securities on a first-priority basis to the extent of the value of such collateral. The Securities are also structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries that are not Guarantors.

The Indenture contains restrictive covenants relating to limitations on the Company’s and its subsidiaries’ ability to: incur additional indebtedness or guaranty indebtedness; pay dividends or make other distributions; prepay, redeem or repurchase certain debt; issue certain preferred stock or similar equity securities; make loans and investments; sell assets; incur liens; enter into transactions with affiliates; enter into agreements limiting the Company’s subsidiaries to pay dividends; or consolidate, merger or sell substantially all of the Company’s assets, subject in each case to certain customary exceptions.

The Company used the net proceeds from the sale of the Notes and the new borrowings under the ABL Facility and the Floor Plan Facility, (i) to refinance a portion of the ABL Facility (as defined below) and the Floor Plan Facility (as defined below), (ii) to redeem the $315 million aggregate principal amount of its outstanding 5.625% Senior Secured Second Lien Notes due 2026 (the “Existing Notes”), pay related fees and expenses thereto, and (iii) for general corporate expenses to the extent there are any remaining proceeds.

Amended and Restated Credit Arrangements

On June 5, 2024, in connection with the offering of the Notes, the Company entered into: (i) a Sixth Amendment to Sixth Amended and Restated ABL First Lien Credit Agreement, dated June 5, 2024, among the Company, and our guarantor domestic subsidiaries, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “ABL Credit Agreement”) with a maximum borrowing capacity of $520 million, which includes a $45 million Canadian-denominated sublimit facility; and (ii) a Seventh Amendment to Sixth Amended and Restated Floor Plan First Lien Credit Agreement among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Floor Plan Credit Agreement” and the facility thereunder, the “Floor Plan Facility”) with a maximum borrowing capacity of $90 million.

The total aggregate amount of financing under the Floor Plan Facility and the various floor plan financing facilities with certain OEM captive lenders and suppliers of the Company cannot exceed $449.0 million at any time, which maximum amount is subject to a 10% annual increase. Maximum borrowings under the Floor Plan Facilities and ABL Facility are currently limited to $969.0 million unless certain other conditions are met.

The above descriptions of the Intercreditor Agreement, the ABL Credit Agreement, the Floor Plan Credit Agreement, the Indenture and the Securities are qualified in their entirety by reference to the full text of the Intercreditor Agreement, the ABL Credit Agreement, the Floor Plan Credit Agreement, and the Indenture (including the forms of the Notes included therein). A copy of the Intercreditor Agreement, the ABL Credit Agreement, the Floor Plan Credit Agreement, and the Indenture (including the forms of the Notes included therein) are filed as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On June 5, 2024, in connection with the Notes offering, the Company redeemed the $315 million aggregate principal amount of its outstanding Existing Notes that were issued pursuant to an indenture dated April 1, 2021, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and as collateral agent (the “Prior Indenture”). In connection with the redemption, the Company satisfied and discharged the Prior Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated June 5, 2024, among the Company, the Guarantors therein and Wilmington Trust, National Association, as trustee and collateral agent.
4.2	Form of 9.000% Senior Secured Second Lien Notes due 2029 (included in Exhibit 4.1).
10.1

Intercreditor Agreement, dated June 5, 2024, between JPMORGAN CHASE BANK, N.A., as Administrative Agent for the ABL First Lien Secured Parties, JPMorgan Chase Bank, N.A., as Administrative Agent for the Floor Plan First Lien Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Second Lien Secured Parties, and acknowledged by Alta Equipment Group Inc., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, Alta Industrial Equipment New York, LLC, Alta Construction Equipment New York, LLC, PeakLogix, LLC, Alta Construction Equipment Ohio, LLC, Alta Material Handling New York State, LLC, Alta Mine Services, LLC, Alta Kubota Michigan, LLC, Alta Construction Equipment New England, LLC, Alta Electric Vehicles Holding, LLC, Alta Electric Vehicles, LLC, Ginop Sales, Inc., A Alta Electric Vehicles South West, LLC, Alta Equipment Canada Holdings, Inc., Ecoverse, LLC, Alta Equipment Distribution, LLC, and Alta Construction Equipment Pennsylvania, LLC.

10.2

Sixth Amendment to Sixth Amended and Restated ABL First Lien Credit Agreement, dated June 5, 2024, among the Company, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Seventh Amendment to Sixth Amended and Restated Floor Plan First Lien Credit Agreement among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: June 6, 2024	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt
Title: Chief Executive Officer